UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2019

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717-850-0170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

P. H. Glatfelter Company (the “Company”) announced the promotion of Christopher W. Astley to Senior Vice President, Chief Commercial Officer, with responsibility for global sales, marketing, customer service and innovation, effective August 1, 2019.  Mr. Astley is a Named Executive Officer in the Company’s 2019 Proxy Statement.

In connection with the promotion, Mr. Astley’s annual salary was increased to $426,000, and he received a one-time award of 27,185 restricted stock units ("RSUs”). The award, made pursuant to the Company's Amended and Restated Long-Term Incentive Plan, provides that 100% of the RSUs will vest on the third anniversary of the award, assuming Mr. Astley remains an employee of the Company through July 31, 2022. This description of the terms and conditions of the award is qualified in its entirety by reference to the Restricted Stock Award Certificate filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 4, 2017.

Item 9.01   Financial Statements and Exhibits.

d) Exhibits.

101.INS	XBRL Instance Document – the instance document does not appear in the Interactive Data file because iXBRL tags are embedded within the Inline XBRL document.
104	Cover Page from this Current Report on Form 8-K - XBRL tags formatted in Inline XBRL (included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

August 6, 2019	By:	/s/ Eileen L. Beck

Name: Eileen L. Beck
Title: Vice President, Human Resources and Administration